THOMPSON HINE ATLANTA   BRUSSELS   CINCINNATI   CLEVELAND   COLUMBUS    DAYTON    NEW YORK  WASHINGTON, D.C.

April 30, 2007

Nagle Funds

57 Willow Drive

Little Silver, NJ  07739

RE:

Nagle Funds, File Nos. 333-129281 and 811-21826

Ladies and Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Pre-Effective Amendment No. 1 to the Nagle Funds Registration Statement.  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/

THOMPSON HINE LLP

JMS